SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to section 13 or 15(d)
                     Of the Securities Exchange Act of 1934





                        Date of Report: November 29, 2001





                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact name of issuer as specified in its charter)





                                                                64-0665423
      Mississippi                    0-22606                  (IRS Employer
(State of Incorporation)      Commission File Number        Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of principal executive offices)





                            Telephone: (601) 445-5576

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                 AND SUBSIDIARY










Item 5.  Other Events.

           On November 20, 2001, Britton & Koontz Capital Corporation declared a semi-annual dividend.

           A copy of the Press Release relating to the announcement of this transaction is incorporated herein by this reference.



Item 7.  Financial Statements, Pro Forma Financial information and Exhibits.

         (c)      Exhibits.

                  99       Press Release dated November 27, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.









                                        BRITTON & KOONTZ CAPITAL CORPORATION




November 28, 2001                       /s/ W. Page Ogden
                                        _____________________________________

                                        W. Page Ogden
                                        President and Chief Executive Officer

Britton & Koontz Capital Corporation


500 Main Street
P O Box 1407
Natchez, MS  39121

601-445-5576
601-445-2488  Fax
http://www.bkbank.com
corporate@bkbank.com


FOR IMMEDIATE RELEASE:             FOR MORE INFORMATION:
---------------------              ---------------------
November 27, 2001                  W. Page Ogden, President & CEO
for (Nasdaq/Symbol BKBK)           Bazile R. Lanneau, Jr., Vice President & CFO




                 BRITTON & KOONTZ DECLARES SEMI-ANNUAL DIVIDEND


     Natchez, Mississippi (BKBK)-- Britton & Koontz Capital Corporation declared a semi-annual dividend of $.31 per share payable December 14, 2001, to shareholders of record as of November 30, 2001.

     Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service branches in Natchez, one in Vicksburg, Mississippi and three in Baton Rouge, Louisiana. As of September 30, 2001, the Company reported assets of $273.9 million and equity of $28.5 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding amounted to 2,109,055.